Exhibit 99.1

bluebird bio Announces Transition of Chief Strategy Officer Jeffrey T. Walsh

CAMBRIDGE, Mass.—(BUSINESS WIRE)—Oct. 23 2019— bluebird bio, Inc. (Nasdaq: BLUE) today announced that Jeffrey T. Walsh, chief strategy officer, has decided to transition from his current role effective January 6, 2020.

“On behalf of bluebird, we are grateful for all that Jeff has accomplished over the past eight years in a variety of roles to advance our growth and operational strategies, and for his deep commitment to our patients, people and culture,” said Nick Leschly, chief bluebird. “Jeff has left his mark on all of us as a valued leader, coach, and mentor and, personally, I will miss his partnership. His enormous contributions to bluebird have a very special place in our history and will continue to guide us well into the future.”

“My time with bluebird has been one of the most rewarding experiences of my career,” said Jeff Walsh. “The opportunity to help lead the growth of our company from a fledgling start-up to a leader in gene therapy that is now ready to deliver transformative therapies to patients, is not something that everyone has the great fortune to do. While this was a very difficult decision, I’m incredibly proud of our accomplishments and this team has shown me what it means to break through barriers in a serious way to help patients and each other. I’ll always fly high as a proud member of the bluebird extended family, and fondly remember all of the fun we had along the way as we never took ourselves too seriously.”

Jeff has not only built a strong foundation for bluebird’s overall growth strategy but also leaves an experienced and passionate team. Both Chip Baird, chief financial officer, and Joanne Smith-Farrell, chief business officer, will assume broader corporate development and strategic responsibilities as bluebird continues to deliver on its mission for patients.

About bluebird bio, Inc.

bluebird bio is pioneering gene therapy with purpose. From our Cambridge, Mass., headquarters, we’re developing gene therapies for severe genetic diseases and cancer, with the goal that people facing potentially fatal conditions with limited treatment options can live their lives fully. Beyond our labs, we’re working to positively disrupt the healthcare system to create access, transparency and education so that gene therapy can become available to all those who can benefit.

bluebird bio is a human company powered by human stories. We’re putting our care and expertise to work across a spectrum of disorders by researching cerebral adrenoleukodystrophy, sickle cell disease, transfusion-dependent β-thalassemia and multiple myeloma using three gene therapy technologies: gene addition, cell therapy and (megaTAL-enabled) gene editing.

bluebird bio has additional nests in Seattle, Wash.; Durham, N.C.; and Zug, Switzerland. For more information, visit bluebirdbio.com.

Follow bluebird bio on social media: @bluebirdbio, LinkedIn, Instagram and YouTube.

bluebird bio is a trademark of bluebird bio, Inc.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the advancement of, and anticipated development and commercialization plans for, the Company’s product and product candidates. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risks that results from our prior and ongoing clinical trials of our product candidates will not continue or be repeated in our ongoing or planned clinical trials; risks that the current or planned clinical trials of our product candidates will be insufficient to support future regulatory submissions or to support marketing approval in the U.S. and EU and the risk that our product candidates will not be successfully developed, approved or commercialized. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our most recent Form 10-K as well as discussions of potential risks, uncertainties and other important factors in our subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and bluebird bio undertakes no duty to update this information unless required by law.

bluebird bio
Investors:
Elizabeth Pingpank, 617-914-8736
epingpank@bluebirdbio.com

or

Media:
Jennifer Snyder, 617-448-0281
jsnyder@bluebirdbio.com